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                      [Hogan & Hartson L.L.P. Letterhead]



                               January 27, 1998



Board of Directors
McLeodUSA Incorporated
McLeodUSA Technology Park
6400 C Street, S.W., P.O. Box 3177
Cedar Rapids, IA 52406-3177

Members of the Board of Directors:

          This firm has acted as special counsel to McLeodUSA Incorporated (the "Company"), a Delaware corporation, in connection with its registration, pursuant to a registration statement on Form S-8 filed on or about the date hereof (the "Registration Statement"), of 1,000,000 shares of common stock, par value $.01 per share, of the Company (the "Shares"), issuable pursuant to grants of common stock under the 401(k) Profit Sharing Plan of McLeodUSA Incorporated (the "401(k) Plan") and the Illinois Consolidated Telephone Company Long-Term Savings Plan for Salaried and Affiliated Employees (the "Savings Plan," collectively with the 401(k) Plan, the "Stock Plans"). This letter is furnished to you pursuant to the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. (S) 229.601(b)(5), in connection with such registration.

          For purposes of this opinion letter, we have examined copies of the following documents:

          1.  An executed copy of the Registration Statement.

          2. The Amended and Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware on August 28, 1997 and by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

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Board of Directors
January 27, 1998
Page 2

            3. The Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

            4. A copy of the 401(k) Plan, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

            5. Resolutions of the Board of Directors of the Company adopted on March 27, 1997, June 13, 1997 and December 19, 1997, as
                certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

            6. A copy of the Savings Plan, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

            7. The Amended and Restated Certificate of Incorporation of Consolidation Communication Inc. ("CCI"), as certified by the Secretary of State of the State of Illinois on September 22, 1997 and by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

            8. The Bylaws of Illinois Consolidated, as certified by the Secretary of Illinois Consolidated on the date hereof as then being complete, accurate and in effect.

             9. The Agreement and Plan of Reorganization, dated as of June 14,
                1997, between the Company, Eastside Acquisition Co. and CCI.
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Board of Directors
January 27, 1998
Page 3



          We have not, except as specifically identified above, made any independent review or investigation of factual or other matters, including the organization, existence, good standing, assets, business or affairs of the Company or its subsidiaries. In our examination of the aforesaid certificates, records, and documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us as originals, and the authenticity, accuracy and completeness and conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. We have assumed the authenticity and accuracy of the foregoing certifications of corporate officers, on which we are relying, and have made no independent investigations thereof. This opinion is given in the context of the foregoing.

          This opinion letter is based as to matters of law solely on the General Corporation Law of the State of Delaware. We express no opinion herein as to any other laws, statutes, regulations, or ordinances.

          Based upon, subject to, and limited by the foregoing, we are of the opinion that the Shares, when issued and delivered in the manner and on the terms contemplated in the Registration Statement and the Stock Plans (with the Company having received the consideration therefor, the form of which is in accordance with applicable law), will be validly issued, fully paid and non-assessable by the Company.

          We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this letter, and should not be quoted in whole or in part or otherwise be referred to, nor be filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

          We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                    Very truly yours,

                                    /s/ Hogan & Hartson L.L.P.

                                    HOGAN & HARTSON L.L.P.